UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: December 15, 2010

(Date of earliest event reported)

American National Bankshares Inc.

(Exact name of registrant as specified in its charter)

Virginia	0-12820	54-1284688
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

628 Main Street

Danville, Virginia 24541

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (434) 792-5111

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On December 15, 2010, American National Bankshares Inc. (“American”) and MidCarolina Financial Corporation (“MidCarolina”) entered into an Agreement and Plan of Reorganization (the “Merger Agreement”) with respect to a business combination transaction. Pursuant to the Merger Agreement, MidCarolina will merge with and into ANB Merger Subsidiary, Inc. (“ANB Sub”), a wholly-owned subsidiary of American formed solely to facilitate the business combination (the “Merger”). ANB Sub will be the surviving corporation in such merger. As soon as practicable thereafter, ANB Sub will be merged with and into American, and MidCarolina Bank, MidCarolina’s wholly-owned bank subsidiary, will be merged with and into American National Bank and Trust Company, American’s wholly-owned bank subsidiary (“American National Bank”).

As a result of the Merger, the holders of shares of MidCarolina common stock will receive 0.33 shares of American common stock for each share of MidCarolina common stock held immediately prior to the effective date of the Merger. Each share of American common stock outstanding immediately prior to the Merger will continue to be outstanding after the Merger. Each option to purchase a share of MidCarolina common stock outstanding immediately prior to the effective date of the Merger will be converted into an option to purchase shares of American common stock, adjusted for the 0.33 exchange ratio. Additionally, the holders of shares of noncumulative perpetual Series A preferred stock of MidCarolina will receive one share of a newly authorized noncumulative perpetual Series A preferred stock of American which will have terms, preferences, rights and limitations that are identical in all material respects to the MidCarolina Series A preferred stock.

Following the Merger, Charles T. Canaday, Jr., President and Chief Executive Officer of MidCarolina, will serve as President of North Carolina Banking for American National Bank. At the effective date of the Merger, three members of the current MidCarolina Board of Directors to be selected by MidCarolina will be appointed to serve on the Board of Directors of American.

In the Merger Agreement, which was approved by the Boards of Directors of both companies, each of American and MidCarolina has made customary representations, warranties and covenants. The completion of the Merger is subject to various closing conditions, including obtaining the requisite approvals of American’s and MidCarolina’s common stockholders and receiving certain regulatory approvals.

Pursuant to the Merger Agreement, MidCarolina has agreed not to solicit proposals relating to alternative business combination transactions or, subject to certain exceptions, to enter into discussions or negotiations or provide confidential information in connection with any proposals for alternative business combination transactions. The Merger Agreement also provides that, upon termination of the Merger Agreement under specified circumstances, MidCarolina may be required to pay to American a termination fee of $1,700,000. If the Merger Agreement is terminated because of a breach of one party’s representations, warranties, covenants or agreements, then the other party is entitled to reimbursement of all of its expenses relating to the Merger up to $250,000.

The Merger is intended to qualify as a “reorganization” for federal income tax purposes.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is filed as Exhibit 2.1 to this report and is incorporated herein by reference. The Merger Agreement has been included to provide information regarding the terms of the Merger, and is not intended to provide any other factual or financial information about American or MidCarolina or their subsidiaries.

The representations and warranties contained in the Merger Agreement were made only for purposes of that agreement and as of specific dates; were solely for the benefit of American and MidCarolina; may be subject to limitations and qualifications agreed upon by American and MidCarolina, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between American and MidCarolina instead of establishing these matters as facts; may be limited to the knowledge of specified officers of American and MidCarolina; and may be subject to standards of materiality applicable to American and MidCarolina that differ from those applicable to investors. Investors should not rely on the representations and warranties or any description thereof as characterizations of the actual state of facts or condition of American or MidCarolina or any of their respective subsidiaries. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in public disclosures by American and MidCarolina. For the foregoing reasons, you should not rely on the representations and warranties as accurate or complete or as characterizations of the actual state of facts as of any specified date.

Additional Information and Where to Find It

In connection with the proposed transaction, American will file with the Securities and Exchange Commission (the “SEC”) a registration statement on Form S-4 to register the shares of American stock to be issued to the shareholders of MidCarolina. The registration statement will include a joint proxy statement/prospectus which will be sent to the shareholders of American and MidCarolina seeking the requisite approvals under the Merger Agreement. In addition, each of American and MidCarolina may file other relevant documents concerning the proposed transaction with the SEC.

AMERICAN AND MIDCAROLINA URGE INVESTORS AND SECURITY HOLDERS TO READ THE REGISTRATION STATEMENT ON FORM S-4 AND THE JOINT PROXY STATEMENT/PROSPECTUS INCLUDED WITHIN THE REGISTRATION STATEMENT AND ANY OTHER RELEVANT DOCUMENTS TO BE FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED TRANSACTION BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT AMERICAN, MIDCAROLINA AND THE PROPOSED TRANSACTION. Investors and security holders may obtain free copies of these documents, when they become available, through the website maintained by the SEC at www.sec.gov. Free copies of the joint proxy statement/prospectus, when it becomes available, also may be obtained by directing a request by telephone or mail to American National Bankshares Inc., 628 Main Street, Danville, Virginia 24541, Attention: Investor Relations (telephone: (434) 792-5111) or MidCarolina Financial Corporation, 3101 South Church Street, Burlington, North Carolina 27216, Attention: Investor Relations (telephone: (336) 538-1600) or by accessing American’s website at www.amnb.com under “Investments” or MidCarolina’s website at www.midcarolinabank.com under “Investor Relations.” The information on American’s and MidCarolina’s websites is not, and shall not be deemed to be, a part of this report or incorporated into other filings either company makes with the SEC.

American and MidCarolina and their respective directors, executive officers and members of management may be deemed to be participants in the solicitation of proxies from the shareholders of American and/or MidCarolina in connection with the Merger. Information about the directors and executive officers of American is set forth in the proxy statement for American’s 2010 annual meeting of shareholders filed with the SEC on April 2, 2010. Information about the directors and executive officers of MidCarolina is set forth in the proxy statement for MidCarolina’s 2010 annual meeting of shareholders filed with the SEC on April 23, 2010. Additional information regarding the interests of these participants and other persons who may be deemed participants in the Merger may be obtained by reading the joint proxy statement/prospectus regarding the Merger when it becomes available.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

2.1	Agreement and Plan of Reorganization, dated as of December 15, 2010, between American National Bankshares Inc. and MidCarolina Financial Corporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN NATIONAL BANKSHARES INC.

By:	/s/ William W. Traynham
William W. Traynham
Senior Vice President and
Chief Financial Officer

Date: December 17, 2010

EXHIBIT INDEX

Exhibit No.	Description

2.1	Agreement and Plan of Reorganization, dated as of December 15, 2010, between American National Bankshares Inc. and MidCarolina Financial Corporation